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                                                                Exhibit 10-N
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                                                               December 12, 1994

                                DANA CORPORATION

                            SUPPLEMENTARY BONUS PLAN

1.      PURPOSE.

The purpose of the Dana Corporation Supplementary Bonus Plan (the "Plan") is to provide additional incentive for selected employees of Dana Corporation (the "Corporation") who, individually or as members of a group, contribute in a substantial degree to the success of the Corporation.

2.      AWARDS.

The Compensation Committee of the Corporation's Board of Directors (the "Committee") shall have the right to award cash bonuses hereunder in whatever circumstances it shall deem appropriate consistent with its existing authority under the By-Laws of the Corporation and applicable law. The Committee shall have the exclusive power to select the employees to be granted awards under this Plan, to determine the amount of any such award granted to each employee selected, and to determine the time, or times, and any conditions subject to which awards may become payable, including, but not limited to, the right to defer payment of any such award to a future date which may be subsequent to an employee's termination of employment with the Corporation. All decisions and interpretations of the Committee shall be final, conclusive and binding in all respects.

3.      MISCELLANEOUS.

Awards granted hereunder are not assignable or transferable and are not subject to attachment, garnishment, execution or other creditors' processes. The Plan does not constitute a contract of employment, and participation in the Plan does not give any employee the right to be retained in the service of the
Corporation.   This Plan shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of Ohio, without giving effect to the principle of conflicts of laws thereof.